                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2001


                                  iVillage Inc.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                      000-25469                  13-3845162
------------------------      -----------------------     --------------------
   (State or other               (Commission File            (IRS Employer
   jurisdiction of                   Number)              Identification No.)
    organization)



500-512 Seventh Avenue, New York, New York                   10018
-------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (212) 600-6000



-------------------------------------------------------------------------------
          (Former name or former address if changed since last report)

Item 5.           Other Events

                  On February 5, 2001, iVillage Inc. ("iVillage") issued a press release announcing its financial results for the quarter and year ended December 31, 2000. A copy of iVillage's press release announcing these financial results is attached as Exhibit 99.1 hereto and is incorporated by reference into this Report.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits

                           99.1 Press Release dated February 5, 2001 regarding iVillage Inc.'s announcement of its financial results for the quarter and year ended December 31, 2000.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       iVillage Inc.
                                       (Registrant)

         Date:  February 6, 2001       By:  /s/ Scott Levine
                                            ----------------------------------
                                            Scott Levine
                                            Chief Financial Officer

                                  EXHIBIT INDEX

Exhibits

99.1 Press Release dated February 5, 2001 regarding iVillage Inc.'s announcement of its financial results for the quarter and year ended December 31, 2000.

[iVILLAGE.com LOGO]

FOR IMMEDIATE RELEASE

 iVillage Reports Fourth Quarter 2000 and Fiscal Year 2000 Revenues Increased
                              and Losses Narrowed

        2000 Revenue Increased by 109% Over 1999 Revenue to $76.4 million

                        Continued Focus on Profitability

New York, NY - February 5, 2001 - iVillage Inc. (Nasdaq: IVIL), operator of the iVillage network, which includes iVillage.com, Lamaze Publishing and The Newborn Channel, today announced financial results for the fourth quarter and the fiscal year ended December 31, 2000.

For the fourth quarter and the full year 2000, iVillage improved its revenue, EBITDA and net loss, excluding non-cash items, compared to fourth quarter and full year 1999.

Net revenues from continuing operations for the fourth quarter increased by 12% to $18.7 million over revenues from continuing operations of $16.7 million for the fourth quarter of 1999. iVillage reported an Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) loss from continuing operations of $6.2 million for the quarter ended December 31, 2000, a 62% improvement from an EBITDA loss from continuing operations of $16.4 million for the comparable year-ago period. Net loss from continuing operations for the fourth quarter of 2000 was $9.8 million or ($0.33) per share compared to a net loss from continuing operations of $26.0 million or ($0.91) per share for the same period a year ago.

Net revenues from continuing operations for fiscal year 2000 were approximately $76.4 million, an increase of 109% over net revenues from continuing operations of $36.6 million in fiscal year 1999. For 2000, iVillage reported an EBITDA loss, excluding an impairment of goodwill of $35.7 million compared to an EBITDA loss of $60.8 million in 1999, a 41% improvement. Net loss from continuing operations for fiscal year 2000 was $68.0 million or ($2.29) per share, excluding two non-cash write-downs totaling $111.5 million, compared to net loss from continuing operations of $82.1 million or ($3.93) per share in fiscal year 1999. Including the non-cash write-downs, iVillage reported a net loss from continuing operations for fiscal year 2000 of $179.5 million or ($6.05) per share. At the end of the fourth quarter 2000, iVillage had $58.2 million in cash, cash equivalents and restricted cash on its balance sheet.

"We continued to expand our business and enter into key domestic and international strategic alliances in 2000," said Doug McCormick, CEO of iVillage. "We grew 2000 revenues by 109% over last year and met both top and bottom line expectations for the fourth quarter. Going into 2001, in anticipation of overall softness in the advertising market for the first half of the year, we continue to evaluate opportunities for additional revenue streams as well as areas where we can reduce our costs. We remain focused on becoming

EBITDA positive in the third quarter and our business initiatives are directed toward meeting that goal."

EBITDA improved by approximately $0.8 million in the fourth quarter 2000 compared to the third quarter, reflecting management's focus on reducing costs.

"In a challenging quarter, we found a way to achieve savings and efficiencies, which shows the team's business acumen and ability to be flexible under any kind of market conditions," said McCormick.

                                   HIGHLIGHTS

iVillage Continues to Show Strength in Core Metrics

o In December 2000, iVillage had an average reach of 9.4%, based on a custom report run by Media Metrix. Traffic to iVillage.com grew to 214 million average monthly page views during the fourth quarter 2000, up from 204 million average monthly page views in the third quarter 2000 and 137 million average monthly page views during the fourth quarter of 1999.

o In December, iVillage ranked 12th out of the top 50 sites in minutes spent per month, as well in pages per visitor per month. Additionally, iVillage was ranked the 12th largest content site on the Web in November.

o Yahoo! Internet Life, the nation's leading consumer lifestyle magazine covering the Internet, ranked iVillage The Best Women's Network on the Web in its annual "Top of the Net" issue.

o iVillagehealth.com (formerly AllHealth.com) won the Gold Level eHealthcare World award for Best Community Building site for 2000.

iVillage Continues to Attract Key New Sponsors

o During the fourth quarter, more than 25 new brands were added to the iVillage.com site, including Avon, Hasbro, Eli Lilly, Noxzema, Kleenex and Hallmark. iVillage continues to maximize its advertising revenue, with revenue per thousand page views of more than $29 in the fourth quarter. iVillage's revenue per thousand page views remains among the highest in the industry, continuing to outperform all other vertical content sites including the computer, sports and women categories.

iVillage is Maximizing its Assets and Furthering Business Objectives Through Key Strategic Partnerships

o iVillage launched iVillage UK, a joint venture with Tesco PLC, Britain's largest retailer as an online resource and community for women providing advice and information 24 hours a day. The launch marks a major new online resource for women, who are expected to make up 60% of the UK online audience by 2005.

o In February 2000, iVillage and Unilever formed an independently managed company, to provide women with a highly focused community, an array of interactive, customized online services, beauty and personal care products, and personalized product recommendations. The company functions as a separate venture from Unilever and iVillage, managing the Substance.com, allowing women to go to one unbiased, comprehensive site for their total beauty needs.

o iVillage deepened its relationship with Unilever by joining with Hindustan Lever Limited (HLL), a Unilever subsidiary, in a licensing agreement. The agreement brings together iVillage's award-winning content and online solutions to the women of India with HLL's physical and brand assets to support the Indian site through online and offline activities targeted to Indian women.

o iVillage expanded its agreement with America Online Inc. Under terms of the two-year agreement, iVillage became an astrology provider for AOL's Horoscopes Area, accessible through AOL's Women's Channel or at AOL
     Keyword: Horoscopes. iVillage will also became an anchor tenant in the AOL Horoscopes Area, located in the Women's Channel.

New Management Appointments Add to iVillage Management Depth

o iVillage elevated Scott Levine to Chief Financial Officer, responsible for all of the Company's financial operations. Mr. Levine was previously interim Chief Financial Officer.

o iVillage also added another seasoned media veteran to its management team, naming John Barbera President, Sales and Sales Marketing. Prior to joining iVillage, Mr. Barbera served as Chief Operating Officer for 24/7 Media Europe. He also was the former President of Turner Networks Television Sales.

Operational Highlights

o In July, iVillage returned to its focus on its core media competencies by selling certain assets of the iBaby commerce business. iVillage intends to remain active on an e-commerce platform through revenue-generating sponsorship agreements with category-leading companies rather than carry the fulfillment side of the equation.

o iVillage launched Lamaze.com in October to serve the needs of women from the time they begin thinking about having a baby through the first year of their newborn's life. The site offers rich content, personalized tools, expert advice and community support to provide women with an understanding of the natural childbirth process.

o iVillage joined with leading online research firm Dynamic Logic to offer sponsors metrics on the branding effectiveness of sponsorship and advertising campaigns on the iVillage Network. Verizon Long Distance is the first customer.

Business Outlook

"We are a media company and in 2000, we continued to scale our media model," McCormick continued. "Going forward, we will look to support our revenue model with additional revenue streams from paid content, subscription services and paid newsletters. We already have content licensing and technology agreements with Substance.com and Hindustan Lever as part of our iVillage Solutions offering and expect to add to that client base."

Similar to other online advertising supported companies, iVillage currently expects revenues between $12 million and $14 million for the first quarter of 2001, down 25%-35% compared to fourth quarter 2000 revenue, reflecting anticipated softness in the online advertising market. For the full fiscal year 2001, iVillage expects single digit percentage growth in revenue as compared to fiscal year 2000 revenue.

About iVillage.com: The Women's Network
iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage) is the leading women's network online providing practical solutions and everyday support for women between the ages of 25 and 54. iVillage.com is organized into branded communities across 18 content channels that focus on issues of most importance to women and provide interactive services, peer support and online access to experts and tailored shopping opportunities. Content channels include Astrology, Babies, Beauty, Books, Computing, Diet & Fitness, Food, Games, Health, Home & Garden, Lamaze, Money, News & Issues, Parenting, Pets, Relationships, Shopping, and Work. Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq: IVIL) is a new media company, recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal,
state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, and (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      # # #

CONTACTS:

Media:                                     Analysts and Investors:
iVillage                                   The Abernathy MacGregor Group
Carl Fischer                               Carina Thate
212.600.6502                               212.371.5999
cfischer@mail.ivillage.com                 cct@abmac.com
                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)



                                                              December 31,   December 31,
                                                                 2000           1999
                                                              ------------   -----------
                         ASSETS:

Current assets:
  Cash and cash equivalents                                     $ 48,963      $106,010
  Restricted cash                                                   --           1,495
  Accounts receivable, net                                         7,864         6,620
  Inventory                                                         --           2,332
  Other current assets                                             9,700         3,193
                                                                --------      --------
      Total current assets                                        66,527       119,650

Restricted cash                                                    9,250          --
Fixed assets, net                                                 20,057        10,017
Goodwill and intangible assets, net                               36,432       175,143
Other assets                                                         137         7,938
Non-current assets of discontinued operations                         56          --
                                                                --------      --------
      Total assets                                              $132,459      $312,748
                                                               ========      ========


                LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses                         $ 18,695      $ 16,216
  Deferred revenue                                                 6,337        12,682
  Deferred rent                                                      361          --
  Net current liabilities of discontinued operations                 882          --
                                                                --------      --------
      Total current liabilities                                   26,275        28,898

Deferred rent, net of current portion                              4,818          --
                                                                --------      --------
      Total liabilities                                           31,093        28,898
                                                                --------      --------
Commitments and contingencies

Stockholders' equity                                             101,366       283,850
                                                                --------      --------
      Total liabilities and stockholders' equity                $132,459      $312,748
                                                                ========      ========

                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations

                    (in thousands, except per share amounts)



                                                                  Three months ended December 31        Year ended December 31,
                                                                          2000         1999                 2000         1999
                                                                  ---------------  -------------       -----------  ---------------


  Revenues                                                             $  18,665     $  16,712          $  76,352     $  36,576

  Cost of revenues                                                         6,789         4,935             27,596        15,426
                                                                       ---------     ---------          ---------    ----------

  Gross margin                                                            11,876        11,777             48,756        21,150
                                                                       ---------     ---------          ---------    ----------


  Operating expenses:
      Product development and technology                                   1,956         1,331              7,731         5,226
      Sales and marketing                                                 10,810        17,635             46,711        46,061
      Sales and marketing - NBC expenses                                     640         5,288              7,387        17,465
      General and administrative                                           4,674         3,878             22,634        13,164
      Depreciation and amortization                                        4,155        11,467             37,681        25,720
      Impairment of goodwill                                                 --            --              98,056           --
                                                                       ---------     ---------          ---------    ----------

          Total operating expenses                                        22,235        39,599            220,200       107,636
                                                                       ---------     ---------          ---------    ----------

          Loss from operations                                           (10,359)      (27,822)          (171,444)      (86,486)

  Interest income, net                                                     1,066         1,636              5,261         4,085
  Other income, net                                                           72           142                595           271
  Writedown of investments                                                  (317)         --              (13,496)          --
  Loss from unconsolidated joint venture                                    (307)         --                 (422)          --
                                                                       ---------     ---------          ---------    ----------

          Net loss from continuing operations                             (9,845)      (26,044)          (179,506)      (82,130)
                                                                       ---------     ---------          ---------    ----------

  Preferred stock deemed dividend                                            --            --                 --        (23,612)
                                                                       ---------     ---------          ---------    ----------

  Net loss attributable to common stockholders from
      continuing operations                                               (9,845)      (26,044)          (179,506)     (105,742)
                                                                       ---------     ---------          ---------    ----------

  Discontinued operations                                                   (195)       (3,888)           (11,922)      (10,871)
                                                                       ---------     ---------          ---------    ----------

  Net loss attributable to common stockholders                         $ (10,040)    $ (29,932)         $(191,428)   $ (116,613)
                                                                       =========     =========          =========    ==========

  Basic and diluted net loss per share attributable to common stockholders from continuing operations, excluding
      impairment of goodwill and writedown of investments              $   (0.32)    $   (0.91)         $   (2.29)   $    (3.93)
                                                                       =========     =========          =========    ==========
  Basic and diluted net loss per share attributable to common
      stockholders                                                     $   (0.34)    $   (1.04)         $   (6.45)   $    (5.58)
                                                                       =========     =========          =========    ==========
  Weighted average shares of common stock outstanding
  used in computing basic and diluted net loss per share                  29,707        28,660             29,683        20,901
                                                                       =========     =========          =========    ==========

  Other supplemental information:
  EBITDA loss, excluding impairment of goodwill                        $  (6,204)    $ (16,355)         $ (35,707)   $  (60,766)
                                                                       =========     =========          =========    ==========
  EBITDA loss, excluding NBC expenses and impairment                   $  (5,564)    $ (11,067)         $ (28,320)   $  (43,301)
      of goodwill                                                      =========     =========          =========    ==========

                      iVillage Inc.
           Income Statement ($ in Million except for EPS)


                                                               Mar-99      Jun-99       Sep-99      Dec-99        FY 99

 Revenue                                                        4.793       6.416        8.655      16.712       36.576
Growth q-q                                                                    34%          35%         93%
Growth Y/y

Cost of Revenues                                                3.722       2.885        3.884       4.935       15.425
                                                          -----------------------------------------------------------------------
Gross Profit                                                    1.072       3.531        4.771      11.777       21.151
Gross Margin                                                      22%         55%          55%         70%          58%

Product Development & Technology                                1.408       1.195        1.292       1.331        5.226
  % of Revenues                                                   29%         19%          15%          8%          14%
Sales and Marketing                                            10.553      11.813       18.237      22.923       63.526
  % of Revenues                                                  220%        184%         211%        137%         174%
General and Administrative                                      3.245       3.012        3.030       3.878       13.165
  % of Revenues                                                   68%         47%          35%         23%          36%
Depreciation and Amortization                                   2.389       3.651        8.213      11.467       25.720
  % of Revenues                                                   50%         57%          95%         69%          70%
Impairment of Goodwill

                                                          -----------------------------------------------------------------------
Total Operating Expenses                                       17.595      19.671       30.772      39.599      107.637
  % of Revenues                                                  367%        307%         356%        237%         294%

Loss from Operations                                          (16.523)    (16.140)     (26.001)    (27.822)     (86.486)

Interest Income (Expense) & Other                               0.330       1.182        0.937       1.636        4.085
Other Income (Expense)                                                                   0.129       0.142        0.271
Loss from unconsolidated JV
                                                          -----------------------------------------------------------------------
Net loss from continuing operations                           (16.193)    (14.958)     (24.935)    (26.044)     (82.130)

  Discontinued Operations                                      (1.367)     (2.145)      (3.471)     (3.888)     (10.871)
  Preferred Dividend                                          (23.612)                                          (23.612)
                                                          -----------------------------------------------------------------------
Net Loss Attributed to Common                                 (41.172)    (17.103)     (28.406)    (29.932)    (116.613)

  EPS from continuing operaitions - excluding
impairment of goodwill and investment writedowns                (0.89)      (0.63)       (0.98)      (0.91)       (3.93)

 EPS                                                          $ (2.25)    $ (0.72)     $ (1.12)    $ (1.04)     $ (5.58)
 Shares out                                                    18.295      23.728       25.430      28.660       20.901

Additional Financial Information

Revenue from Barter                                             0.841       0.855        0.800       0.829        3.325
  % of Revenues                                                   18%         13%           9%          5%           9%
Sales and Marketing related to NBC                              3.106       4.466        4.605       5.288       17.465
EBITDA                                                        (14.134)    (12.489)     (17.788)    (16.355)     (60.766)
EBITDA - excluding NBC                                        (11.028)     (8.023)     (13.183)    (11.067)     (43.301)

Balance Sheet and Other Highlights

 Cash & Restricted Cash (in millions)                          100.52       85.28        62.01      107.50
Average monthly pageview (in 000)*                                 87          99          113         133
  Revenues/average quarterly PV *                             $ 18.30     $ 21.60      $ 25.54     $ 41.76
Member & Member equivalents (mill)*                             1.555       1.998        2.688       4.198
 Subscriptions (millions)*                                        7.7         8.5         11.4        10.9
 Number of Community Hosts (000)*                                1.34        1.61         1.69        2.15


* Unaudited data





                                                            Mar-00      Jun-00        Sep-00       Dec-00        FY 00

 Revenue                                                    18.104      19.392        20.191       18.665       76.352
Growth q-q                                                      8%          7%            4%          -8%
Growth Y/y                                                    278%        202%          133%          12%         109%

Cost of Revenues                                             6.619       6.992         7.196        6.789       27.596
                                                          -------------------------------------------------------------
Gross Profit                                                11.485      12.400        12.995       11.876       48.756
Gross Margin                                                   63%         64%           64%          64%          64%

Product Development & Technology                             1.499       2.059         2.217        1.956        7.731
  % of Revenues                                                 8%         11%           11%          10%          10%
Sales and Marketing                                         15.912      13.806        12.930       11.450       54.098
  % of Revenues                                                88%         71%           64%          61%          71%
General and Administrative                                   6.608       6.456         4.896        4.674       22.634
  % of Revenues                                                37%         33%           24%          25%          30%
Depreciation and Amortization                               11.468      11.291        10.767        4.155       37.681
  % of Revenues                                                63%         58%           53%          22%          49%
Impairment of Goodwill                                                                98.056                    98.056
                                                                                        486%                      128%
                                                          -------------------------------------------------------------
Total Operating Expenses                                    35.487      33.612       128.866       22.235      220.200
  % of Revenues                                               196%        173%          638%         119%         288%

Loss from Operations                                       (24.002)    (21.212)     (115.871)     (10.359)    (171.444)

Interest Income (Expense) & Other                            1.558       1.322         1.315        1.066        5.261
Other Income (Expense)                                       0.162      (8.117)       (4.700)      (0.245)     (12.900)
Loss from unconsolidated JV                                                           (0.115)      (0.307)      (0.422)
                                                          -------------------------------------------------------------
Net loss from continuing operations                        (22.282)    (28.007)     (119.371)      (9.845)    (179.505)

  Discontinued Operations                                   (2.885)     (9.251)        0.409       (0.195)     (11.922)
  Preferred Dividend                                                                                                 -
                                                          -------------------------------------------------------------
Net Loss Attributed to Common                              (25.167)    (37.258)     (118.962)     (10.040)    (191.427)

  EPS from continuing operaitions - excluding
impairment of goodwill and investment writedowns             (0.75)      (0.67)        (0.55)       (0.32)       (2.29)

 EPS                                                       $ (0.85)    $ (1.25)      $ (4.00)     $(0.338)     $ (6.45)
 Shares out                                                 29.630      29.691        29.704       29.707       29.683

Additional Financial Information

Revenue from Barter                                          0.808       0.903         0.965        0.900        3.576
  % of Revenues                                                 4%          5%            5%           5%           5%
Sales and Marketing related to NBC                           3.292       2.815         0.640        0.640        7.387
EBITDA                                                     (12.534)     (9.921)       (7.048)      (6.204)     (35.707)
EBITDA - excluding NBC                                      (9.242)     (7.106)       (6.408)      (5.564)     (28.320)

Balance Sheet and Other Highlights

 Cash & Restricted Cash (in millions)                        93.22       77.76         67.05        58.21
Average monthly pageview (in 000)*                             149         166           204          214
  Revenues/average quarterly PV *                          $ 40.47     $ 38.94       $ 33.07      $ 29.07
Member & Member equivalents (mill)*                          4.942       5.287         5.738        5.998
 Subscriptions (millions)*                                    11.9        15.4          11.4         14.2
 Number of Community Hosts (000)*                             2.08        2.24          2.34         2.34


* Unaudited data
